EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
HydroGen Corporation

We hereby consent to the incorporation by reference of our report dated February 17, 2007 included in this Form S-8 on the financial statements of HydroGen Corporation as of December 31, 2006. We also consent to the reference to our firm under the caption ‘‘experts’’ in the prospectus included in this registration statement.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
July 23, 2007